UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2015 (April 2, 2015)

FREESCALE SEMICONDUCTOR, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-35184	98-0522138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6501 William Cannon Drive West, Austin, Texas 78735

(Address of principal executive offices) (Zip Code)

(512) 895-2000

(Registrant’s telephone number, including area code)

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On April 2, 2015 (the “Effective Date”), Freescale Semiconductor, Inc. (“Freescale”), a wholly owned indirect subsidiary of Freescale Semiconductor, Ltd. (the “Company”), entered into (i) a Supplemental Indenture, by and among Freescale, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (the “2021 Trustee”), to the Indenture, dated as of May 31, 2013 (the “2021 Indenture”), by and among Freescale, the guarantors named therein and the 2021 Trustee, governing Freescale’s 5.000% Senior Secured Notes due 2021 (the “2021 Notes”), and (ii) a Supplemental Indenture, by and among Freescale, the guarantors named therein and Wells Fargo Bank, National Association, as trustee (together with the 2021 Trustee, the “Trustees”), to the Indenture, dated as of November 1, 2013 (together with the 2021 Indenture, the “Indentures”), by and among Freescale, the guarantors named therein and the 2022 Trustee, governing Freescale’s 6.000% Senior Secured Notes due 2022 (together with the 2021 Notes, the “Notes”).

The Supplemental Indentures were entered into in connection with Freescale’s previously announced solicitations of consents from holders of the Notes to approve amendments (the “Amendments”) to, and to waive (the “Waivers”), certain provisions of the Indentures, which Freescale commenced on March 23, 2015. Freescale had undertaken the consent solicitations at the request and expense of NXP Semiconductors N.V. (“NXP”) pursuant to the Agreement and Plan of Merger, dated as of March 1, 2015, by and among NXP, Nimble Acquisition Limited (“NXP Sub”) and the Company, pursuant to which NXP Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of NXP.

The Supplemental Indentures, among other things, (i) waive the right of holders of the Notes to require Freescale to repurchase such holder’s Notes as a result of the change of control resulting from the Merger, (ii) align the restricted group subject to the covenants in the indentures governing the Notes with the restricted group subject to the covenants in the indentures governing the existing NXP notes, and (iii) align certain other provisions of the indentures governing the Notes with the terms of the indentures governing the existing NXP notes. The Waivers became effective and operative as of the Effective Date. The Amendments became effective as of the Effective Date, but will not become operative until the successful conclusion of the Merger.

The cash payment in connection with the solicitations of consents will be made by NXP shortly prior to the consummation of the Merger. If the cash payment is not made by the time of consummation of the Merger, the Supplemental Indentures will terminate upon written notice to the applicable Trustee by any noteholder entitled to receive such cash payment.

The description of the Supplemental Indentures contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Supplemental Indentures, copies of which are filed herewith as Exhibits 4.1 and 4.2 which are incorporated herein by reference.

Item 8.01	Other Events.

On April 2, 2015, the Company issued a press release announcing receipt of the required consents in connection with Freescale’s previously announced consent solicitations, expiration of the consent solicitations and execution of the Supplemental Indentures. A copy of the press release is included herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Supplemental Indenture, dated as of April 2, 2015, by and among Freescale, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	Supplemental Indenture, dated as of April 2, 2015, by and among Freescale, the guarantors named therein and Wells Fargo Bank, National Association, as Trustee.

99.1	Press release issued by Freescale Semiconductor, Ltd. on April 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESCALE SEMICONDUCTOR, LTD.

Dated: April 3, 2015	By:	/s/ Dathan C. Voelter
		Name:	Dathan C. Voelter
		Title:	Assistant Secretary

EXHIBIT INDEX

4.1	Supplemental Indenture, dated as of April 2, 2015, by and among Freescale, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	Supplemental Indenture, dated as of April 2, 2015, by and among Freescale, the guarantors named therein and Wells Fargo Bank, National Association, as Trustee.

99.1	Press release issued by Freescale Semiconductor, Ltd. on April 2, 2015.

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